Exhibit 4.4


                       JOHNSON WORLDWIDE ASSOCIATES, INC.


                       THIRD AMENDMENT TO NOTE AGREEMENTS


                         Dated as of September 30, 1997


                                       Re:


                     Note Agreements Dated as of May 1, 1993


                                       and

                         $15,000,000 6.58% Senior Notes
                             Due September 25, 1999

                          JOHNSON WORLDWIDE ASSOCIATES
                                1326 Willow Road
                           Sturtevant, Wisconsin 53177

                       THIRD AMENDMENT TO NOTE AGREEMENTS

                         Dated as of September 30, 1997


                   Re:Note Agreements Dated as of May 1, 1993
                                       and
                         $15,000,000 6.58% Senior Notes
                             Due September 25, 1999

   To the Noteholders named in
   Schedule I hereto which are also
   signatories to this Third Amendment
   to Note Agreement.

   Ladies and Gentlemen:

        Reference is made to the separate Note Agreements each dated as of May 1, 1993, as amended by the Amendment Agreement dated as of September 30, 1993 and the Second Amendment Agreement dated as of October 31, 1996 (the "Note Agreements"), between Johnson Worldwide Associates, Inc., a Wisconsin corporation (the "Company"), and the Purchasers named therein, under and pursuant to which $15,000,000 aggregate principal amount of 6.58% Senior Notes due September 25, 1999 (the "Notes") of the Company were originally issued. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreements.

        The Company hereby requests that you accept each of the amendments set forth below in the manner herein provided:

                    ARTICLE 1. AMENDMENTS OF NOTE AGREEMENTS

        Section 1.1. Amendment of Section 8.1. Section 8.1 of the Note Agreements shall be amended by amending the definition of "Consolidated Net Worth" in its entirety so that the same shall read as follows:

            "Consolidated Net Worth" shall mean as of the date of any determination thereof the amount of the par or stated value of all outstanding capital stock, capital surplus, and retained earnings of the Company and its Restricted Subsidiaries, net of all cumulative foreign currency translation adjustments and contingent compensation adjustments determined on a consolidated basis in accordance with GAAP; provided that for the fiscal quarters ending October 3, 1997 and January 2, 1998, the cumulative foreign currency translation account of the Company shall be excluded in calculating Consolidated Net Worth.

                            ARTICLE 2.  MISCELLANEOUS

        Section 2.1. No Legend Required. References in the Note Agreements or in any Note, certificate, instrument or other document to the Note Agreements shall be deemed to be references to the Note Agreements as amended hereby and as further amended from time to time.

        Section 2.2. Effect of Amendment. Except as expressly amended hereby, the Company agrees that the Note Agreements, the Notes and all other documents and agreements executed by the Company in connection with the Note Agreements in favor of the Noteholders are ratified and confirmed and shall remain in full force and effect and that it has no set-off, counterclaim or defense with respect to any of the foregoing.

        Section 2.3. Successors and Assigns. This Third Amendment to Note Agreements shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Noteholders and to the benefit of the Noteholders' successors and assigns, including each successive holder or holders of any Notes.

        Section 2.4. Requisite Approval; Expenses. This Third Amendment to Note Agreements shall not be effective until (a) the Company and the holders of 66-2/3% in aggregate principal amount of all Notes outstanding on the date hereof shall have executed this Third Amendment to Note Agreements, and (b) the Company shall have paid all out-of-pocket expenses incurred by the Noteholders in connection with the consummation of the transactions contemplated by this Third Amendment to Note Agreements, including, without limitation, the fees, expenses and disbursements of Chapman and Cutler which are reflected in statements of such counsel rendered on or prior to the effective date of this Third Amendment to Note Agreements.

        Section 2.5. Counterparts. This Third Amendment to Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

        IN WITNESS WHEREOF, the Company has executed this Third Amendment to Note Agreements as of the day and year first above written.

                                 JOHNSON WORLDWIDE ASSOCIATES, INC.



                                 By_____________________________________
                                Its


        This Third Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                 CONNECTICUT GENERAL LIFE INSURANCE
                                      COMPANY

                                 BY: CIGNA Investments, Inc.



                                 By____________________________________
                                     Its


        This Third Amendment to Note Agreements is accepted and agreed to as of the day and year first above written.


                                 LIFE INSURANCE COMPANY OF NORTH
                                      AMERICA

                                 BY: CIGNA Investments, Inc.



                                 By__________________________________
                                     Its

                                   SCHEDULE I


                                                        OUTSTANDING
                                                      PRINCIPAL AMOUNT
                                                         OF NOTES

    Connecticut General Life Insurance Company           $12,000,000

    Life Insurance Company of North America               $3,000,000
                                                        ------------
         TOTAL                                           $15,000,000